UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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PayPal Holdings, Inc.

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Annual Meeting Stockholder Outreach Spring 2019

Non-GAAP Financial Measures This presentation includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC), including non-GAAP operating margin and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP).   For information on how we compute these non-GAAP financial measures and a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Financial Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 7, 2019.   ©2019 PayPal Inc.

PayPal Business Overview ©2019 PayPal Inc. PayPal is a leading technology platform and digital payments company that enables digital and mobile payments on behalf of consumers and merchants worldwide In 2018, we completed our third full year as an independent public company after our separation from eBay in July 2015 We have continued our focus on the long-term growth of our business by executing on a broad transformation of our culture and business model to strengthen and expand our customer choice initiatives and partnerships across the ecosystem Key growth drivers underpinning PayPal’s long-term strategy include: Expanding our Base Driving Customer Engagement Gaining Share Our goal is to enable our consumers and merchants to manage and move their money anywhere in the world, anytime, on any platform and using any device Our Combined Payments Solutions Compose our Proprietary Payments Platform Committed to democratizing financial services and empowering people and businesses to join and thrive in the global economy

2018 Performance Highlights Non-GAAP Operating Margin2 Free Cash Flow2 $ In Billions Revenue $ In Billions 1 Reported on a spot basis; 26% TPV growth year-over-year on an FX-neutral basis. 2 Non-GAAP operating margin and free cash flow are two of the performance metrics used in our incentive compensation program. Non-GAAP operating margin and free cash flow are not financial measures prepared in accordance with generally accepted accounting principles (“GAAP”). 3 Free Cash Flow for 2017 and 2018 reflect the impact of held for sale accounting treatment in connection with the sale of the Company’s U.S. consumer credit receivables portfolio, which reduced free cash flow for 2017 by approximately $1.3 billion and increased free cash flow for 2018 by approximately $1.4 billion. Normalizing for this impact, free cash flow for 2017 and 2018 would have been approximately $3.2 billion and $3.3 billion, respectively. Expanding Our Base Driving Customer Engagement Gaining Share Active Accounts = 267 Million 17% yoy Payment Transactions = 9.9 Billion 27% yoy Total Payment Volume = $578 Billion 27% yoy1 Substantial growth of our customer base, engagement and payment volume… …has translated into strong performance across key financial drivers, affirming our long-term strategy ©2019 PayPal Inc.

Compensation Program Closely Tied to Company Performance 2018 NEO Compensation Program Elements Component Form Performance Period Performance Criteria Salary Cash 100% Ongoing Alignment of salary with performance is evaluated on an annual basis Annual Incentive Plan Performance-Based Restricted Stock Units 75% One year Revenue and Non-GAAP Operating Margin, with Net New Actives modifier Cash 25% Individual Performance Long-Term Incentive Plan Performance-Based Restricted Stock Units 50% Three years FX-Neutral Revenue CAGR Free Cash Flow CAGR Restricted Stock Units 50% Vests annually over three years Service-based vesting; ultimate value varies based on stock price performance CEO Pay Aligned with Stockholder Value Creation1 Our executive compensation program supports PayPal’s growth strategy and is well-aligned with the creation of long-term stockholder value ©2019 PayPal Inc. In addition to the annual long-term incentive award in April 2018, the Compensation Committee granted a performance-based award to Mr. Schulman that will only be earned if meaningful and sustained stock price performance targets are achieved during a five-year performance period 1 The above chart demonstrates the alignment between Indexed TSR with our CEO Pay (as shown in the “2018 Summary Compensation Table”) during 2018, 2017, and 2016. Indexed TSR is defined as the total stockholder return on our common stock during the period from December 31, 2015 through December 31, 2018, assuming $100 was invested on December 31, 2015.

2018 CEO PSU Award Demands Continued Long-Term Outperformance ©2019 PayPal Inc. Form Performance Period Performance Alignment & Safeguards PSUs 100% April 2018 –April 2023 Granted on April 1, 2018, when the average closing stock price for the 90 trading days prior to the grant date was $77.84 50% earned at 90-trading-day average closing stock price target of $105 50% earned at 90-trading-day average closing stock price target of $125 Backloaded vesting, generally with earned awards vesting on the third, fourth, and fifth anniversaries of grant date Award subject to forfeiture if the stock price targets are not met over the performance period Earned shares generally required to be held until the fifth anniversary of the grant date The Compensation Committee considered the following factors as it contemplated Mr. Schulman’s executive compensation in early 2018: The instrumental role that Mr. Schulman continues to play in PayPal’s strategic transformation PayPal’s strong financial and operational performance under Mr. Schulman’s leadership Mr. Schulman is uniquely qualified to lead PayPal given his deep subject matter expertise, leadership experience and vision in growing complex businesses, and experience transforming financial services while driving cultural change in an environment that champions diversity and inclusion Employee retention is one of our core business risks and competition for proven CEO talent is particularly intense An award based on meaningful stock price targets over a five-year period is consistent with PayPal’s “pay for performance” philosophy PayPal has performed extremely well since becoming an independent public company in July 2015 both on an absolute basis and relative to the broader market. To earn the CEO PSU Award, our stock price must continue to grow over the long term Around the time the grant was made, PayPal’s stock price was at its highest since becoming an independent public company The Compensation Committee recognized that compensation outside of a standard incentive program should complement the existing compensation program and include appropriate stockholder-friendly safeguards The 2018 CEO PSU Award was granted at a time of strong financial and stock price performance, and achievement of the stretch goals will require sustaining this level of growth over the coming years

Diverse and Highly-Skilled Board of Directors

The Board is composed of 12 directors with the right set of skills and diversity of experiences to oversee PayPal and respond to the dynamically changing, competitive environment in which we operate



Daniel H. Schulman
President and CEO, PayPal Holdings



John J. Donahoe
Independent Chair
President and CEO, ServiceNow



Rodney C. Adkins
President, 3RAM Group



Wences Casares
CEO and Founder, Xapo



Jonathan Christodoro
Partner, Patriot Global Management



David W. Dorman
Former Chairman and CEO, AT&T (retired)



Belinda J. Johnson
Chief Operating Officer, Airbnb



Gail J. McGovern
President and CEO, American Red Cross



Deborah M. Messemer
Former Managing Partner, KPMG (retired)



David M. Moffett
Former CEO, Federal Home Loan Mortgage Corp. (retired)



Ann M. Sarnoff
President, BBC Studios Americas



Frank D. Yeary
Manager, Darwin Capital Advisors

PayPal
©2019 PayPal Inc.
7

Independent and Effective Board Structure Payments, Financial Services and FinTech Technology and Innovation Business Development and Strategy Senior Leadership Legal / Regulatory / Governmental Global Business Other Public Company Board Service Finance / Accounting Consumer, Marketing Brand Management Cybersecurity / Information Security Human Capital Management Board leadership structure provides effective and independent oversight of management Director Skills and Experience 50% of the Board are women or from underrepresented ethnic groups Independent oversight of PayPal Diversity and Independence John J. Donahoe Independent Chair Mr. Donahoe has served as Chairman of the Board since July 2015, with Mr. Moffett serving as Lead Independent Director In December 2018, the Board concluded that Mr. Donahoe is an independent director under Nasdaq listing standards and our Corporate Governance Guidelines Per the Corporate Governance Guidelines, the Board no longer maintains a separate Lead Independent Director role Independent Board Leadership ©2019 PayPal Inc.

Robust Governance Safeguards Key Governance Provisions Strong Board independence Independent Chairman Robust stockholder engagement practices (engaged with holders of approximately 35% of our common stock in 2018) Diverse board with 6 of 12 director nominees coming from diverse backgrounds Published our second comprehensive environmental, social and governance (“ESG”) report Strong board risk oversight mechanisms in place, including the managing of risks associated with cybersecurity and sustainability All directors stand for annual election Proxy access for qualifying stockholders (group of 20 stockholders, owning at least 3% for 3 years, for up to 20% of Board) Stockholder right to call a special meeting We believe that good governance and transparency promotes stockholder interests and management accountability ©2019 PayPal Inc. 2018 Global Impact Report Our latest Global Impact Report highlights our 2018 progress on key ESG activities: ESG Oversight & Corporate Governance – including formalization of Corporate Governance and Nominating Committee’s oversight of ESG activities and new operational governance framework Social Innovation – including progress toward creating a more inclusive global economy through improving financial health, powering giving, and strengthening our communities Employees & Culture – including instituting a diverse hiring policy for open positions at the director level and above, continued growth of and Board involvement in our diversity & inclusion communities, and metrics that demonstrate our commitment to equality and inclusion Environmental Sustainability – including establishing renewable energy goals and joining the Science-Based Targets initiative to set a science-based company-wide GHG emissions goal Responsible Business Practices – including continuing focus on practices to safeguard trust, ensuring ethical and compliant business operations, and securing and protecting customer information For additional information and to access the full 2018 Global Impact Report, visit: www.paypal.com/impact

Proposals to be Voted on and Board Voting Recommendations FOR each of the nominees Proposal 1: Election of Directors FOR Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation AGAINST Proposal 4: Stockholder Proposal Regarding Political Disclosure FOR Proposal 3: Ratification of the Appointment of Independent Auditor AGAINST Proposal 5: Stockholder Proposal Regarding Human and Indigenous Peoples’ Rights We ask for your support on each of the below proposals ©2019 PayPal Inc.